                                                                       Exhibit 9

                 Special Committee of the Board of Directors of
                          John Q. Hammons Hotels, Inc.
                          John Q. Hammons Hotels, Inc.
                     300 John Q. Hammons Parkway, Suite 900
                             Springfield, MO 65806


                               February 25, 2005

CONFIDENTIAL
------------

JQH Acquisition, LLC
152 West 57th Street
56th Floor
New York, NY 10019
Attention: Jonathan Eilian

    Re:  Exclusivity Agreement

Dear Mr. Eilian:

     Reference is made to that certain letter agreement, dated as of February 3, 2005, by and among John Q. Hammons Hotels, Inc. (the "Company"), JQH Acquisition, LLC and GIC Real Estate, Inc., relating to, among other things, certain exclusivity obligations of the Company (the "Exclusivity Agreement").

     The Company hereby agrees to be bound by the provisions set forth in Sections 2, 4 and 5 of the Exclusivity Agreement, which provisions shall be deemed to be incorporated herein by reference, through and including midnight, central standard time on March 10, 2005.


                                   * * * * *

Mr. John Q. Hammons
February __, 2005                                                   CONFIDENTIAL
Page 2

      If you are in agreement with the terms set forth above, please sign in the space provided below and return an executed copy to the Company.


                                          Sincerely,

                                          John Q. Hammons Hotels, Inc.


                                          By: /s/ Louis Weckstein
                                             ---------------------------------
                                          Its: President
                                              --------------------------------

ACCEPTED AND AGREED as of
February __, 2005

JQH Acquisition, LLC

By: /s/ Jonathan Eilian
   --------------------------------
   Jonathan Eilian
   Managing Member